AMENDMENT TO THE AGENCY AGREEMENT

DATED JANUARY 1, 1998 BETWEEN DST SYSTEMS, INC. AND OLD MUTUAL ADVISOR FUNDS II (FORMERLY PBHG FUNDS)

THIS AMENDMENT dated September 1, 2006 to the Agency Agreement dated January 1, 1998, as amended (the “Agency Agreement”), by and between DST Systems, Inc. (“DST”) and Old Mutual Advisor Funds II (formerly PBHG Funds, Inc. or PBHG Funds) (the “Fund”), shall be as follows:

WHEREAS, effective November 1, 2005, the Fund was renamed Old Mutual Advisor Funds II; and

WHEREAS, effective November 1, 2005, the series portfolios of the Fund except the Old Mutual Analytic U.S. Long Short Fund (formerly the Analytic Disciplined Equity Fund), the Old Mutual Barrow Hanley Value Fund (formerly the Clipper Focus Fund) and the Old Mutual Columbus Circle Technology and Communications Fund (formerly the PBHG Technology & Communications Fund) were renamed as indicated on Exhibit A, attached hereto; and

WHEREAS, effective January 1, 2006 the Old Mutual Columbus Circle Technology and Communications Fund was renamed as indicated on Exhibit A, attached hereto and effective February 16, 2006 the Old Mutual Analytic U.S. Long/Short Fund and the Old Mutual Barrow Hanley Value Fund were renamed as indicated on Exhibit A, attached hereto.

NOW, THEREFORE, the parties agree as follows:

1.            All references in the Agency Agreement to PBHG Funds, Inc. or PBHG Funds are hereby replaced with Old Mutual Advisor Funds II.

2.            Paragraph 26(M) of the Agency Agreement is hereby amended to state as follows:

All notices to be given hereunder shall be deemed properly given if delivered in person or if sent by U.S. mail, first class, postage prepaid, or if sent by facsimile and thereafter confirmed by mail as follows:

If to DST:

DST Systems, Inc.
1055 Broadway, 7th Fl.
Kansas City, Missouri 64105
Attn: Senior Vice President-Full Service
Facsimile No.: 816-435-3455

With a copy of non-operational notices to:

DST Systems, Inc.
333 W. 11th St., 5th Fl.

Kansas City, Missouri 64105
Attn: Legal Department
Facsimile No.: 816-435-8630

If to the Fund:

Old Mutual Fund Services
4643 South Ulster Street, 6th Floor
Denver, Colorado 80237
Attn: Mark Black
Facsimile No.: 720-200-7785

With copy to:

Old Mutual Capital, Inc.
4643 South Ulster Street, 6th Floor
Denver, Colorado 80237
Attn: Andra Ozols
Facsimile No.: 720-200-7729

3.            Exhibit A to the Agency Agreement shall be replaced with the Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

DST SYSTEMS, INC.

By:	/s/ Thomas J. Schmidt
Name:	Thomas J. Schmidt
Title:	Vice President

OLD MUTUAL ADVISOR FUNDS II

By:	/s/ Robert D. Lujan
Name:	Robert D. Lujan
Title:	Assistant Treasurer

EXHIBIT A TO AGENCY AGREEMENT

DATED JANUARY 1, 1998, AS AMENDED, BETWEEN

DST SYSTEMS, INC. AND OLD MUTUAL ADVISOR FUNDS II

FUND NAME	TYPE OF ORGANIZATION	OPEN/CLOSED	STATE OF ORGANIZATION	TAXPAYER I.D. NUMBER
Old Mutual Analytic U.S. Long/Short Fund	Business Trust	Open	Delaware	23-3101388
Old Mutual Barrow Hanley Value Fund	Business Trust	Open	Delaware	23-3101392
Old Mutual Columbus Circle Technology and Communications Fund	Business Trust	Open	Delaware	23-2815873
Old Mutual Emerging Growth Fund	Business Trust	Open	Delaware	23-2765951
Old Mutual Focused Fund	Business Trust	Open	Delaware	23-2988594
Old Mutual Growth Fund	Business Trust	Open	Delaware	76-0163417
Old Mutual Heitman REIT Fund	Business Trust	Open	Delaware	23-3101391
Old Mutual Large Cap Fund	Business Trust	Open	Delaware	23-2862589
Old Mutual Large Cap Growth Fund	Business Trust	Open	Delaware	23-2798372
Old Mutual Large Cap Growth Concentrated Fund	Business Trust	Open	Delaware	23-2860860
Old Mutual Mid-Cap Fund	Business Trust	Open	Delaware	23-2862587
Old Mutual Select Growth Fund	Business Trust	Open	Delaware	23-2798367
Old Mutual Small Cap Fund	Business Trust	Open	Delaware	23-2882099
Old Mutual Strategic Small Company Fund	Business Trust	Open	Delaware	23-2862590
Old Mutual TS&W Small Cap Value Fund	Business Trust	Open	Delaware	65-1195628
Old Mutual Cash Reserves Fund	Business Trust	Open	Delaware	23-2798368
Old Mutual Dwight Intermediate Fixed Income Fund	Business Trust	Open	Delaware	65-1195626
Old Mutual Dwight Short Term Fixed Income Fund	Business Trust	Open	Delaware	23-3101389